Exhibit 10.1

Loan agreement

December 27, 2024

Lender	11-1 Irifunecho, Shimizu-ku, Shizuoka-Shi, Shizuoka Suzuyo Group Finance Co., Ltd. Representative Director: Kenichiro Suzuki

Registration number	Shizuoka Prefectural Governor (2) No. 02412

Borrower	2-2-1 Yaesu, Chiyoda-ku, Tokyo Tokyo Midtown Yaesu Yaesu Central Tower 8th floor Pixie Dust Technologies Inc. Representative Director COO: Taiichiro Murakami

Article 1 (Terms and Condition)

Confirming all the provision of this Agreement, the Borrower borrowed and certainly received money on December 27, 2024, in accordance with the following terms and condition.

1. Loan Amount	1,500,000,000 yen

2. Use of funds	General working capital

3. Repayment date	Lump sum repayment The loan shall be repaid in a lump sum on March 14, 2025.

4. Interest Rate	1.03% per annum (fixed interest rate) Calculated on a pro rata basis assuming a year of 365 days.

5. Time and method of Interest payments	In accordance with the calculation method set forth in Article 2, interest from the borrowing date to the last day of January 2025 will be paidon the last day of January 2025, and thereafter will be paid in arrears on the end of each month and on the final maturity date.

6. Damages	In the event of failure to fulfill any obligations under this Agreement, damages shall be paid at the rate of 14% per annum on the amount to be paid, calculated on a pro rata basis assuming a year of 365 days.

7. Repayment Method	The Borrower shall repay the loan by wiring the amount to the following financial institution account designated by the Lender: ● Shizuoka Bank, Shimizu Branch, Regular Savings Account Number 922913

8. Repayment method	Lump sum repayment method

9. Total amount to be paid by the maturity date	1,503,301,642 yen Damages or fees for early repayment are not included.

10. Loan balance	Short term	1,500,000,000	Yen
	Long-term		Yen
	Total	1,500,000,000	Yen

Article 2 (Interest Calculation Method)

The interest payable in relation to this Transaction will be calculated using the deferred balance method based on the interest rate set out in Article 1 of the Terms and Conditions as follows (rounded down to the nearest yen):

(Remaining principal x interest rate) / (365 x number of days (number of days is calculated from the date of borrowing to the date of repayment)).

Article 3 (Holiday adjustment)

If the due date for principal redemption or interest payment falls on a bank holiday, the payment date will be the preceding business day.

Article 4 (Early Repayment)

1) The borrower does not repay all or part of the loan before the repayment date.

2) If a reason arises to repay the loan before the due date, the Borrower shall pay obtaining the lender’s consent.

3) In the case of the preceding paragraph, if requested by the Lender, the Borrower shall pay the fees specified by the Lender.

Article 5 (Mandatory forfeiture of benefit of time)

If any of the following events occur to the Borrower, all debts to the Lender will automatically become due and payable immediately, even without any notice or demand from the Lender.

1. When payment is suspended or a petition for bankruptcy, civil rehabilitation proceedings, corporate reorganization proceedings, corporate liquidation proceedings, or special liquidation has been filed.

2. When bill clearing houses suspense transactions.

3. When an order or notice of provisional attachment, preservative attachment or attachment has been issued with respect to the borrower’s or guarantor’s deposit or other claim against the lender.

Article 6 (Non mandatory forfeiture of benefit of time)

If any of the following events occur to the Borrower, at the request of the Lender, all debts to the Lessor will become due and payable and the borrower will immediately repay such debts.

1. When the borrower delays the performance of even a part of the debt.

2. When the borrower or guarantor violates the terms of the transaction with the lender.

3. In addition to the above, when a reasonable event occurs that requires the preservation of claims.

Article 7 (Calculation of damages)

If the Borrower loses the benefit of time pursuant to the preceding article, the Borrower shall pay damages in respect of all debts owed to the Lender at the interest rate set forth in Article 1 from the day commencing 1 day after that date to the day that damages are paid in full.

Article 8 (Reports and Investigations)

1) When requested by the Lender, the Borrower shall immediately report the assets, management, and business status and shall provide the facilities necessary for the investigation.

2) If there is or is likely to be significant change in the assets, management, and business status, the Borrower shall report it immediately even if not requested by the Lender.

Article 9 (Creation of a notarized document)

If the Borrower is requested by the Lender, the Borrower shall take the necessary steps to prepare a notarized document acknowledging the enforcement of the obligations under this Agreement. The Borrower shall bear all costs incurred.

Article 10 (Dispute Resolution)

In the event of a dispute arising from any matter set forth in this Individual Agreement, both Parties agree that the dispute shall be resolved through a designated dispute resolution institution contracted with by the Lender. If the dispute cannot be resolved through said institution, both Parties agree that the court with jurisdiction over the Lender’s address shall be the court of first instance with exclusive jurisdiction.

Article 11 (Electronic Contracts)

In order to certify the formation of this Agreement, the Lender, the Borrower and the Guarantor shall each electronically create this document with the proper electronic signature or email authentication of a person with legitimate authority, and shall store the original data in a place and manner agreed upon by each party, and each party shall retain a copy of it.

* Name of the designated dispute resolution organization contracted with by the Lender Japan Financial Services Association/ Financial Services Consultation and Dispute Resolution Center (Telephone: 03-5739-3861)

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